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Exhibit 10.7
MANAGEMENT AGREEMENT

This Management Agreement is made this 13th May, 2008, by and between:

on one side,

 1.           Elton de Carvalho Antunes, Brazilian, married, industrial, bearer of ID Card N. 9012051018 SSP/BA, enrolled with the Brazilian Taxpayers’ Registry under CPF/MF N. 294.962.250-04, resident and domiciled in the City of Salvador, State of Bahia, at Alameda Cabo Frio, s/n., Quadra 34, Lote 10, Praia do Flamengo, 40280-440 (“Officer”);

and, on the other side,

2.           Qualytextil S.A., a corporation organized under the laws of Brazil, with its head office at Rua Luxemburgo, sem n.º, Loteamento Granjas Rurais, Presidente Vargas, Quadra O, Lotes, 82 and 83, São Caetano, in the City of Salvador, State of Bahia, enrolled with the Brazilian Taxpayers' Registry (CNPJ) under No. 04.011.170/0001-22 (“Company”), hereby duly represented by the undersigned legal representatives;

and, as intervening parties,

3.           Lakeland Industries, Inc., duly organized under the laws of the State of Delaware, United Stated of America, with offices at 701 Koehler Avenue, suite 7, Ronkonkoma, NY 11779 hereby duly represented by the undersigned representatives (“Lakeland”); and

4.           Lakeland do Brasil Empreendimentos e Participações Ltda., a limited liability company duly existing and organized under the laws of Brazil, with its head offices located in the City of São Paulo, State of São Paulo, at Av. Bernardino de Campos, N. 98, sala 9, CEP 04004-040, enrolled with the Brazilian Taxpayers' Registry (CNPJ) under No. 09.484.003/0001-12, hereby duly represented by the undersigned legal representatives, all hereinafter jointly or individually referred to as “Party” or “Parties”,

W I T N E S S E T H:

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WHEREAS, the Company is engaged in the business of the production, manufacture, and sale of personnel protective equipment (“Business”); and

WHEREAS, the Company wishes that the Officer signing this Management Agreement undertakes to work and/or remain working exclusively as officer of the Company, as well as to  use his/her best efforts for the development and profitable performance of the Business, for a minimum period starting on the date hereof and ending on December 31, 2011, in accordance with the terms and conditions hereinbelow,

NOW, THEREFORE, the Parties have agreed to enter into this Management Agreement (“Agreement”), which shall be governed by the following terms and conditions:

I.           MANAGEMENT OF THE COMPANY

1.1. Officer shall remain as Executive Officer of the Company for a period starting on the date hereof and ending on December 31, 2011.

1.2. Officer hereby undertakes to manage the Business in the best interests of the Company, and to use his/her best efforts for the development and profitable performance of the Company, and, for such purposes, Officer shall provide for the Company’s proper operation in all fields, including, but not limited to:

(i) take office as Officer (Diretor sem designação específica) ad be responsible for managing the production and operations of the Company; and

(ii) representation of the Company before any third parties, private or public.

1.3. Officer shall at all times during the Term of this Agreement:

(i) faithfully and diligently act for the benefit and betterment of the Business;

(ii) use his/her best efforts to act in the best interests of the Business; and

(iii) keep the Company and Lakeland fully informed of all material activities carried out in the performance of the Business.

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1.4. Officer hereby undertakes to comply with all reasonable Lakeland rules, directions and guidelines that Officer has been given notice in written form and to strive to complete all Lakeland financial targets, commands and other business goals regarding the Company and the Business that Officer has been informed in written form, including the Lakeland Business Ethics and Anti-Corrupt Practices Guide, and is not authorized to take any action out of the ordinary course of business of the Company, without having received prior written consent of Lakeland.

1.5. Officer hereby acknowledges and declares that the relationship undertaken hereby among Officer, the Company and Lakeland is implemented on a fiduciary basis, and there shall not exist any kind of labor relationship between Officer, Lakeland and/or the Company in any manner whatsoever.

2.           REMUNERATION

2.1. In consideration for the management services of Officer, Officer shall receive a total annual remuneration in the amount of R$ 136,500.00 (one hundred and thirty six thousand and five hundred Reais), to be paid in twelve (12) monthly installments of R$ 11,375.00 (eleven thousand and three hundred and seventy five Reais) (“Remuneration”), payable on the 1st business day of the subsequent month.

2.1.1. Each Party shall bear or pay all taxes attributed thereto by Law. In case any withholdings in the Remuneration need to be made prior to its payment, then the Remuneration shall be paid to Officer with such withholding amounts deducted.

2.1.2. On the date of the first (1st) anniversary of this Agreement, the Remuneration shall be increased in eighteen per cent (18%) and then shall remain fixed until the termination of this Agreement.

3.           VACATION

3.1. Officer shall be entitled to, after each management year in the Business, counted as of the date hereof, take a twenty-two (22) Business Days of vacation, which period shall be previously discussed with Lakeland, in order for Lakeland to be able to take the steps necessary to minimize any adverse effects on the administration of the Business (“Vacation Period”).

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3.2. During the Vacation Period, Officer shall still be entitled to receive his/her normal  Remuneration due in that period.

4.           REIMBURSEMENT OF EXPENSES AND FRINGE BENEFITS

4.1. Officers’ expenses related to trips made and other expenses incurred by Officer in order to properly exercise his/her management obligations undertaken herein, shall be reimbursed by the Company, according to the terms and conditions set forth in this Section IV (“Expenses”).

4.2. For purposes of Section 4.1 above, the Company shall reimburse any Expenses of the Officer related to transportation (such as plane tickets, taxis, gas), travel insurance (including medical insurance), meals, telecommunications and accommodations (such as hotels fees), and the Company may, at its sole discretion, reimburse other expenses made by Officer on his/her trips, provided that they are undertaken exclusively for purposes of the Company.

5.           EXCLUSIVITY

5.1. While this Agreement is in force, Officer shall not, in any way, act as officer, employee, consultant, service provider or in any other manner, in any other company or legal entity, in Brazil or abroad.

6.           NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY

6.1. The Parties acknowledge and agree that: (i) the business contacts, joint ventures, Chinese, Mexican, Canadian, United Kingdom, EEC, South American, and all of Lakeland's other U.S. and all international suppliers, independent contractors, North American and international customers, international and domestic vendors, joint venture or non-joint venture contractors, patterns, know-how, trade secrets, marketing techniques and other aspects of the business of Lakeland are of value to Lakeland and will provide Lakeland with substantial competitive advantage in the operation of its business; (ii) the business of Lakeland is national and international in scope, and (iii) Lakeland is entitled to protect its goodwill and the consideration paid or to be paid under the Share Purchase Agreement executed on May 2nd, 2008, which payment is for this goodwill during and after the Term of this Agreement.

6.2. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Officer, Officer hereby agrees that it shall not, and it shall cause any of its enterprises, companies, corporations or subsidiaries thereof, joint ventures, proprietorships,

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blood relatives, spouses or in-laws, or other similar affiliates hereinafter referred to as ("affiliates") not to, in any manner, directly or indirectly: (i) at any time, divulge, transmit or otherwise disclose, or cause to be divulged, transmitted or otherwise disclosed, to any person or entity whatsoever, any confidential or proprietary information of Lakeland, including business contacts, customer lists, supplier lists, domestic and international vendors, suppliers, joint ventures and assembly contractors, technology know-how, trade secrets, marketing techniques, marketing plans and strategies, manufacturing methods, patterns, product development techniques or plans, patents, laminates, fabrics, contracts or other confidential or proprietary information of Lakeland (including such matters related to the business heretofore conducted by Lakeland and by the Company); (ii) at any time during the period from the date hereof through and including the seventh (7th) anniversary of any termination date of this Agreement hereof (the "Restrictive Period"), anywhere in or out of Brazil, or internationally render any services to or engage, participate, or have any interest or be involved in any capacity, whether as an owner, agent, stockholder, officer, director, manager, partner, joint venturer, employee, consultant or otherwise, in any business enterprise which is, or shall at any time during the Restrictive Period be, engaged in any manner in the business of designing, developing, manufacturing, marketing, selling and/or distributing any Products (as defined below); (iii) directly or indirectly solicit, request, cause or induce any person who during the Restrictive Period or eighteen (18) months prior to the termination of this Agreement had been an employee of or consultant to Lakeland or the Company, to leave employment or terminate his/her relationship with Lakeland or the Company, or to employ, hire, engage or be associated with, or endeavor to entice away from Lakeland or the Company, any such person; and (iv) induce any customers, vendors, joint venturers or contract manufacturers of Lakeland or the Company, either domestically or internationally to discontinue doing business with Lakeland or the Company.

6.2.1. As used herein, the term "Products" means any and all goods and/or products of the type heretofore sold or to be sold during the Term of this Agreement by Lakeland or any of its subsidiaries, divisions or affiliates, including but not limited to the Products as listed or to be listed in Lakeland's product catalogs, pricing lists, or other literature and any functionally similar goods and/or products, already developed by or to be developed by Lakeland and shown in its catalogs, pricing lists or other literature or to be developed by Lakeland during the Term of this Agreement.

6.2.2. For purposes hereof, information shall not be deemed "confidential" or "proprietary" to the extent that it (i) is a matter of common knowledge or of public record, or within the public domain (other than as a result of any breach hereof by Officer); (ii) is generally

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known throughout the industry or was otherwise acquired from other legitimate sources; or (iii) is required to be disclosed by law or by order of any court or governmental authority.

6.3. ln consideration of Lakeland purchasing the stock of the Company on the date hereof and the Supplementary Purchase Price (pursuant to the definition set forth in the Share Purchase Agreement) to be paid in the future, and the entering into this Agreement with Officer and the covenants and agreements of Lakeland and the Company, pursuant to this Agreement, Officer agrees to abide by all of the covenants herein.

7.           TERM AND TERMINATION

7.1. This Agreement shall be valid and in force from the date hereof and until December 31st, 2011 (“Term”), renewable upon agreement in writing by the Parties.

7.2. Upon termination of this Agreement, Officer shall immediately return any documents and materials he/she may have in his/her possession or any other documents or things made available or supplied under this Agreement and all copies thereof, upon request of Lakeland or the Company and he/she shall immediately cease to act on behalf of the Company, as well as to represent the Company before third-parties. Officer further agrees to execute any and all documents required to achieve such effect.

7.3. Notwithstanding the provisions above, this Agreement may be freely and immediately terminated for cause by the Company, if so instructed by Lakeland, without any indemnification, compensation or remuneration to Officer, in case of either:

(i) violation by Officer of the obligations undertaken in this Agreement;

(ii) Officer becomes, according to Brazilian Law, when applicable, mentally or physically incapable to perform his/her duties, as set forth herein or upon death of Officer;

(iii) violation by Officer of the Company’s or Business’ policies or rules, or willful misconduct by Officer or refusal to follow the lawful and reasonable directives of Lakeland;

(iv) commission by Officer of any act, action, or omission attributed directly to Officer, which gives rise to termination with cause according to the Brazilian labor laws; and

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(v) commission of any act, action, or omission attributed directly to Officer, which constitutes a reason for dismissal or liability of executive officers, including any violation of applicable law or the Company’s Articles of Association, or the commission of any fraud, dishonesty or other unethical acts.

7.4. The Parties hereby agree that in the event of termination of this Agreement, the obligations of the Officer under Section 6 above shall survive.

7.5. Officer may terminate this Agreement for cause in case the Company is in breach of its obligation to pay the Remuneration in accordance with Section 2.1 above and fails to cure such breach within thirty (30) days of the receipt of written notice from Officer demanding that such breach to be cured.

8.           PENALTIES

8.1. Each of the Parties further agrees that, in the event of a breach of or a default by Officer of obligations set forth in Section 6, the Company shall be entitled to (i) specific performance to enjoin any breach, or the continuation of any breach, of the provisions of Section 6 and (ii) a punitive penalty (multa punitiva não-compensatória) for each violation individually considered in the amount of R$500,000.00 (five hundred thousand Reais).

8.2. In case of termination of this Agreement by the Company without cause, Officer shall be entitled to receive an amount equivalent to the sum of the Remuneration he/she would have received had this Agreement not been terminated early by the Company and Section 2.06, “b” of the Share Purchase Agreement executed on May 2nd, 2008 shall apply as the case may be.

9.           NOTICES

9.1. All notices or communications between the Parties as resulting from this Agreement shall be sent in writing, by express international mail, fax or e-mail with acknowledgement of receipt, to the following addresses and addressees, and shall be deemed duly given upon receipt by the addressee, as proved by the sender:

If to Lakeland and the Company:

707-7 Koehler Avenue, Ronkonkoma, N.Y. 11779, USA
Attention to: Mr. Christopher J. Ryan and Gary Pokrassa

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Fax: 631-981-9751
E-mail: GAPokrassa@lakeland.com and CJRyan@lakeland.com

If to Officer:

Alameda Cabo Frio, s/n., Quadra 34, Lote 10
Praia do Flamengo, 40280-440
Salvador, BA, Brazil
Attention to Mr. Elton de Carvalho Antunes

Fax: 55 71 3390-3001
E-mail:

10.    GENERAL PROVISIONS

10.1. It is acknowledged, understood and agreed that the restrictions contained in this Agreement are (a) made for good, valuable and adequate consideration received by Officer and (b) are reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of Lakeland and the Company’s business and goodwill thereof. It is intended that said provisions be fully severable and that, in the event that any of the foregoing restrictions, or any portion of the foregoing restrictions, shall be deemed contrary to law, invalid or unenforceable in any respect by any court or tribunal of competent jurisdiction, then such restrictions shall be deemed to be amended, modified and reduced in scope and effect, as to duration, geographic area or in any other relevant respect, only to that extent necessary to render same valid and enforceable, and any other of the foregoing restrictions shall be unaffected and shall remain in full force and effect.

10.2. This Agreement shall be binding upon, and shall inure to the benefit of each of the Parties and their respective successors and assignees.

10.3. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced.  No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time.

10.4. This Agreement, its rights and obligations hereunder may not be assigned or transferred in whole or in part to any party without the prior and express written authorization of the Company or Lakeland. Officer may not subcontract any of the managing powers, services and

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attributions given to Officer to any party without the prior and express written authorization of the Company and Lakeland.

10.5. The captions and paragraph headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

11.    APPLICABLE LAW AND ARBITRATION

11.1. Any dispute arising between the Parties in connection with this Agreement, its interpretation, validity, performance, enforceability, breach or termination, shall be settled in an amicable way by the Parties by direct negotiations held in good faith for a term not exceeding 30 (thirty) calendar days. If, upon expiration of the 30-days period, the Parties have not reached an amicable settlement, the dispute must be submitted to the decision of an arbitration panel and shall be finally settled under the rules of Arbitration of the Chamber of Commerce Brasil-Canadá (“CCBC”) by 3 (three) arbitrators appointed in accordance with said rules. Language of the proceeding shall be English. Place of arbitration and the issuance of the award shall be the City of São Paulo, State of São Paulo, Brazil. The claims and disputes taken before the arbitration proceeds shall be governed by Brazilian law, which will also be applicable to solve any controversy regarding this arbitration Article. Notwithstanding the arbitration provisions above, the Parties hereto shall have the right to go to court in the County of São Paulo in order to (i) obtain injunctive relief or (ii) to enforce the submission of the other Party to the arbitration proceeding.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, in two (2) copies of equal meaning and form, in the presence of two (2) witnesses.

São Paulo, 13th  May, 2008.

Qualytextil S.A.
By:	/s/ Elton de Carvalho Antunes
Name:	Elton de Carvalho Antunes
Title:	Manager

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Lakeland Industries, Inc.
By:	/s/ Gary A. Pokrassa
Name:	Gary A. Pokrassa
Title:	CFO

Lakeland do Brasil Empreendimentos e Participações Ltda.
By:	/s/ Jose Tavares Lucena
Name:	Jose Tavares Lucena
Title:	Administrator

WITNESSES:

1.		2.
	Name:		Name:
	ID:		ID:
	CPF/MF:		CPF/MF:

1